SECOND LEASE AMENDMENT

     AGREEMENT, made as of the ___ day of October, 2000, effective March 31, 2000, by and between HEARTLAND ASSOCIATES, a New York partnership, with an office at 1 Executive Drive, Edgewood, New York, 11717, (hereafter "Landlord") and GLOBAL PAYMENT TECHNOLOGIES INC., formerly known as COIN BILL VALIDATOR, INC., a corporation duly organized and existing under the law of the State of New York, with an office at 425 Oser Avenue, Hauppauge, New York 11788, (hereafter "Tenant").

                              W I T N E S S E T H :

     WHEREAS, Landlord and Tenant entered into an Agreement of Lease, dated as of September 21, 1994, for the leasing by Landlord and the hiring by Tenant, of those certain premises in the building known as 425 Oser Avenue, Hauppauge, New York, as more particularly described in Exhibit "A" to the Agreement of Lease, for the term, for the rent and on such other terms and conditions as set forth in the Agreement of Lease; and

     WHEREAS, Landlord and Tenant entered into a Lease Amendment, dated July 31, 1997, to the Agreement of Lease, for the leasing by Landlord and the hiring by Tenant, of those certain additional premises in the building known as 425 Oser Avenue, Hauppauge, New York, as more particularly described in Exhibit "A" to the Lease Amendment, for the term, for the rent and on such other terms and conditions as set forth in the Agreement of Lease, as amended by the Lease Amendment (the Agreement of Lease, as amended by the Lease Amendment, the "Lease"); and

     WHEREAS, the Lease is currently in full force and effect and Tenant is occupying the premises in the building 425 Oser Avenue as cross hatched in red on Exhibit "A" attached to and made part of this Second Lease Amendment; and

     WHEREAS, the term of the Lease expires on March 31, 2000; and

     WHEREAS, Tenant desires to extend the term of the Lease for such additional period until June 30, 2006, on all of the terms and conditions as set forth in the Lease and as set forth herein; and

     WHEREAS, Landlord is agreeable to extending the term of the Lease for such additional period until June 30, 2006, on all of the terms and conditions as set forth in the Lease and as set forth herein;

     NOW, THEREFORE, in consideration of the Lease, the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

     1. Landlord and Tenant hereby ratify and confirm the recitals.

     2. Notwithstanding anything contained in the Lease, the Lease is hereby amended to extend the term thereof for such additional period from the present expiration date thereof, so that the term of the Lease shall end on June 30, 2006, instead of March 31, 2000, unless such term shall sooner cease and expire as in the Lease provided.

     3. Paragraph 41 (A) of the Lease is amended by adding the following subparagraphs thereto:

     (viii) For each month of the period from April 1, 2000 through October 31, 2000, Tenant shall pay Base Rent in the same amount per month as Tenant was paying for the period March 1, 2000 through March 31, 2000.

     (ix) For the period November 1, 2000 through October 31, 2001, Base Rent shall be three hundred twenty thousand five hundred sixty-six and 00/100 ($320,566.00) Dollars, payable twenty-six thousand seven hundred thirteen and 83/100 ($26,713.83) Dollars monthly.

     (x) For the period November 1, 2001 through October 31, 2002, Base Rent shall be three hundred thirty thousand one hundred eighty-two and 98/100 ($330,182.98) Dollars, payable twenty-seven thousand five hundred fifteen and 25/100 ($27,515.25) Dollars monthly.

     (xi) For the period November 1, 2002 through October 31, 2003, Base Rent shall be three hundred forty thousand eighty-eight and 46/100 ($340,088.46) Dollars, payable twenty-eight thousand three hundred forty and 70/100 ($28,340.70) Dollars monthly.

     (xii) For the period November 1, 2003 through October 31, 2004, Base Rent shall be three hundred fifty thousand two hundred ninety-one and 11/100 ($350,291.11) Dollars, payable twenty-nine thousand one hundred ninety and 93/100 ($29,190.93) dollars monthly.

     (xiii) For the period November 1, 2004 through October 31, 2005, Base Rent shall be three hundred sixty thousand seven hundred ninety-nine and 84/100 ($360,799.84) dollars, payable thirty thousand sixty-six and 65/100 ($30,066.65) Dollars monthly.

     (xiv) For each month of the period November 1, 2005 through June 30, 2006, Base Rent shall be thirty thousand nine hundred sixty-eight and 65/100 ($30,968.65) Dollars monthly.


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

     4. With respect to Tenant's obligation to pay increases in Real Estate Taxes pursuant to paragraph 42 of the Lease, and notwithstanding anything contained to the contrary in the Lease or the Lease Amendment, commencing November 1, 2000, and during each and every year during the term of this Lease, and for as long as Tenant's occupancy of the premises continues, Tenant agrees to pay, as additional rent, thirty-six and 84/100 (36.84%) percent of any and all increases in Real Estate Taxes (as defined in paragraph 42 of the Lease), and increased assessments above those for the period December 1, 1999 through November 30, 2000 imposed on 425 Oser Avenue or, if Real Estate Taxes are not separately assessed for or imposed upon 425 Oser Avenue, the tax lot(s) of which the premises is or becomes a part, as the case may be.

     5. Tenant and Landlord each warrant and represent to the other that there was no broker instrumental in bringing about or consummating this Second Lease Amendment and neither Tenant nor Landlord have had any conversations with any broker(s) in connection with this Second Lease Amendment. Tenant agrees to indemnify, defend and hold Landlord harmless from and against any and all costs, commissions, expenses, claims, suits, actions, judgments, etc., including attorneys fees, of or by any broker for a commission or fee in connection with this Second Lease Amendment by reason of a breach by the Tenant of the warranty or representation contained herein.

     6. Tenant acknowledges and agrees that Landlord has not offered to do, and Landlord has no obligation to do, any work or make any repairs, alterations, modifications, improvements, changes or additions to the premises in connection with this Second Lease Amendment.

     7. Tenant warrants and represents to Landlord that it has no cause of action, whether at law or in equity, including without limitation, any offset(s), counterclaim(s), or defense(s), with respect to the Lease.

     8. This Second Lease Amendment may only be modified by a writing executed by the parties hereto.

     9. The covenants, conditions and agreements of this Second Lease Amendment shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in the Lease, their assigns.

     10. This Second Lease Amendment and the Lease contain the entire understanding and agreement between Landlord and Tenant with respect to the subject matters contained therein; all prior agreements, both oral and written, are merged herein and therein


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

and are superseded hereby and thereby.

     11. As hereinabove amended, changed or modified, the Lease is, and shall remain, in full force and effect in accordance with its terms, and each and every agreement, term, covenant and condition thereof is hereby ratified, confirmed and continued.

     IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their respective hands as of the day and year first above written.

LANDLORD:  HEARTLAND ASSOCIATES


      By:  /s/ Gerald Wolkoff
           -----------------------
           Gerald Wolkoff, Partner

TENANT: GLOBAL PAYMENT TECHNOLOGIES INC. (formerly known as) COIN BILL
        VALIDATOR, INC.


      By:  /s/ Stephen Katz
           -----------------------------------
           Stephen Katz, Chairman of the Board
           and Chief Executive Officer


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